MORTGAGE MODIFICATION AGREEMENT

     THIS AGREEMENT is entered into on the 18th day of MARCH, 1998, between TELEBYTE TECHNOLOGY, INC., a New York corporation with is principal place of business at 207 Pulaski Road, Greenlawn, New York 11740, hereinafter referred to as "MORTGAGOR", and HOME FEDERAL SAVINGS BANK, a National Banking corporation with an office at 62 South Ocean Avenue, Patchogue, New York 11772, as successor in interest to UNION SAVINGS BANK, hereinafter referred to as "MORTGAGEE";

                              W I T N E S S E T H:

     WHEREAS, the Mortgagee is the holder and owner of the following of the following mortgages and/or agreements:

(a) Mortgage made by Telebyte Technology, Inc. to The Union Savings Bank dated 09/30/85, in the original principal amount of $850,000.00, recorded in the Suffolk County Clerk's Office on 10/10/85 in Liber 11085 mp 597; and

(b) Mortgage made by Telebyte Technology, Inc. to The Union Savings Bank dated 05/25/88, in the original principal amount of $454,300.00, recorded in the Suffolk County Clerk's office on 06/09/88 in Liber 14143 mp 444, which Mortgage was consolidated with Mortgage recorded in Liber 11085 mp 597 by a certain Consolidation Agreement dated 05/25/88, recorded in the Suffolk County Clerk's office on 06/09/88 in Liber 14143 mp 449 to form a single lien in the amount of $1,275,000.00; and

WHEREAS, the unpaid principal balance of said Mortgages, as consolidated and extended, as of the date of the execution of 'this Agreement is $965,827.88.

         NOW, THEREFORE, the parties covenant and agree as follows:

         1. Modification of Interest Rate: Commencing as of the

date hereof and continuing until the first (lst) day of June, 2000, the unpaid principal sum secured by the Mortgages as consolidated and extended, shall bear interest at the rate of Nine percent (9.00%) per annum and the principal shall be amortized over a 10year payment schedule. On the lst day of June, 2000, the interest rate will be adjusted for the next ensuing three (3) years of the term hereunder to the three (3) year weekly average US Treasury Constant Maturity rate in effect on May 1, 2000, plus 3.00%. At such time, the monthly amortization payment due pursuant to the Promissory Note and Security Agreement executed simultaneously herewith shall be adjusted using the new interest rate and amortizing the then principal balance over an 8-year payment schedule. Thereafter, on the 1st day of June, 2003, the interest rate shall again be adjusted for the next ensuing three (3) years of the term hereunder to the three
(3) year weekly average US Treasury Constant Maturity rate in effect on May 1,.,2003, plus 3.00%. At such time, the monthly amortization payment due pursuant to the Promissory Note and Security Agreement executed simultaneously herewith shall be adjusted using the new interest rate and amortizing the then principal balance over a 5-year payment schedule. Thereafter, on the lst day of June, 2006, the interest rate shall again be adjusted for the remaining two (2) years of the term hereunder to the three (3) year weekly average US Treasury Constant Maturity rate in effect on May 1, 2006, plus 3.00%. At such time, the monthly amortization payment due pursuant to the Promissory Note and Security Agreement executed simultaneously herewith shall be adjusted using the new interest rate and amortizing the then principal balance over a 2-year payment schedule. The entire unpaid principal balance shall be due and payable on the lst day of June, 2008. Each of the said payments shall be applied first when received by the Bank to the payment of interest at the rate in effect at the time of the due date of the said payment, to be computed from the date hereof on the unpaid balance of the principal sum hereof to the date of payment; and, secondly, towards the reduction of the principal sum hereof.

II. RESERVATION OF RIGHTS AGAINST THIRD PARTIES: This Agreement is made on the express condition that it shall not be construed as precluding Mortgagee, or the successors or assigns of Mortgagee, from enforcing any rights against any person liable on the obligation secured as maker, endorser, guarantor, or




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otherwise,  whose written  consent  hereto has not been  obtained.,  If or which purpose the debt may be treated as overdue and collected immediately in accordance with the terms of the Mortgage Note as if this Agreement had not been made.

III. OPERATION AS MODIFICATION ONLY: The parties to this Agreement intend this instrument to operate only as a



                                   SCHEDULE A



          THE PREMISES IN WHICH THE INSURED HAS THE ESTATE OR INTERBST
                             COVERED BY THIS POLICY



All that certain plot, piece, or parcel of land, situate, lying and being near Greenlawn, Town of Huntington, County of Suffolk and State of Now York, bounded and described an follows:

BEGINNING at a point on the northerly aide of East Pulaski Road distant 392.54 feet easterly from the southeasterly end of a line connecting the said northerly side of Bast Pulaski Road, and the easterly aide of Park Avenues

THENCE North 20 degrees 02 minutes 10 seconds West 7.03 feet to the true point or place of beginning, and from said point or place of beginning

RUNNING THENCE 14orth-20 degrees 02 minutes 10 seconds West 559.37 feet to lands now or formerly of N. Racanelli,

THENCE North 75 degrees 00 minutes 20 seconds East 260.72 feet to lands now or formerly of Stanford B. Taylor;

THENCE South 20 degrees 02 minutes 10 seconds East 525.96 feet-to the said northerly aide of East Pulaski Road as widened, and

THENCE along the said northerly aide of East Pulaski Road an widened along the arc of a curve bearing to the left having a radius of 2904.93 feet a distance of
259.99 feet to the point or place of BEGINNING.






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